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                                                                   EXHIBIT 10.11

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of January 18, 1997 by and among FLORIDA PANTHERS ICE VENTURES, INC., a Florida corporation and its assignees (the "Purchaser"); ICELAND (CORAL SPRINGS) CORP., a Delaware corporation ("Iceland"), and ICELAND HOLDINGS, INC., a Delaware corporation ("IHI"; IHI and Iceland, together with all of their respective shareholders, hereinafter collectively referred to as the "Sellers"); and BRIAN BRISBIN, a Canadian citizen and resident of Toronto, Ontario ("Brisbin"). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.

                                    RECITALS

         A. Iceland is in the business of developing, owning, operating and managing community ice skating rinks and their related facilities for commercial public skating in the United States.

         B. Iceland is a limited partner in Coral Springs Ice, Ltd., a Florida limited partnership ("CSIL"). CSIL is a party to a Concession Agreement (the "Concession Agreement") with the City of Coral Springs, Florida (the "City") pursuant to which the City granted to CSIL, for an initial term of forty-nine
(49) years, the exclusive use of certain City owned property for the development and operation of a multi-use and multi-user ice rink and CSIL agreed to design, develop, construct and operate a twin pad ice rink on such property in Coral Springs, Florida (the "Coral Springs Facility").

         C. CSIL has substantially completed its construction and development of the Coral Springs Facility, has received a temporary certificate of occupancy and all other permits, licenses and other governmental and regulatory approvals necessary for use, operation and conduct of its Business at the Coral Springs Facility, except that no liquor license has yet been issued for the Coral Springs Facility. In developing the Coral Springs Facility, CSIL incurred approximately $8,000,000 in debt and such debt shall in no event exceed $8,050,000 in the aggregate (the "CSIL Debt"). The CSIL Debt is comprised of the obligations owed solely to the parties and approximately in the amounts set forth on Exhibit "A" attached hereto.

         D. Iceland and Coral Springs Ice, Inc., a Delaware corporation
("CSII"), the holder of the general partner and remaining limited partner interests of CSIL, have agreed that, in return for the repayment of the amount listed on Exhibit "A" owed to Trizec Ice, Inc., a Delaware corporation, by CSIL, and in consideration of IHI and Iceland obtaining a release from the City of Coral Springs of the Completion Guaranty executed by Trizec Properties, Inc. in connection with the Coral Springs Facility (the "Completion Guaranty"), CSII would transfer and assign to IHI all of its general and limited partnership interests of CSIL so that, following such transfer and assignment, Iceland and IHI would be the holders of all of the outstanding limited and general partnership interests of CSIL. CSIL will continue to own and operate the Coral Springs Facility and will continue to conduct the business
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of owning and operating the Coral Springs Facility for commercial public skating
(the "Business").

         E. Purchaser desires to purchase the Business and all of the assets of CSIL including, without limitation, all of CSIL's right, title and interest in the Coral Springs Facility, and its furnishings, fixtures and equipment, the Concession Agreement and its Material Contracts (as hereinafter defined).

         F. The Sellers wish to sell CSIL's Business and the Assets (as hereinafter defined) in exchange for the payment by Purchaser of the CSIL Debt to the respective creditors and Purchaser's delivery to the City of a letter setting forth its intention and agreement to pay the remaining amounts owed to the general contractor of the Coral Springs Facility in an amount not to exceed the amounts owed to such contractor set forth on Exhibit "A" (the "Coral Springs Letter").

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 ASSETS TO BE SOLD. At Closing (as defined below), Sellers agree to sell, convey, grant, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase and acquire, free and clear of any and all Liens, all of CSIL's right, title and interest in and to all of CSIL's assets used in the Business including, without limitation the assets described below (the "Assets"):

                  (a) Coral Springs Facility. All of CSIL's right, title and interest in the twin pad ice rink and related facilities and improvements comprising the Coral Springs Facility.

                  (b) Furnishings, Fixtures and Equipment. The furnishing, fixtures and equipment which CSIL owns and uses in the Business or that is located at the Coral Springs Facility on the date hereof, and including any unexpired, transferable licenses, franchises and tags applicable to said assets of CSIL, as more particularly described and set forth on Schedule 1.1(b) hereto;

                  (c) Hockey League and Figure Skating Lists. All of CSIL's lists of hockey leagues, figure skating teams and other groups who contract for ice time at the Coral Springs Facility ("Customer Lists") and their respective contracts ("Customer Contracts"), as more particularly described on Schedule 1.1(c) hereto;

                  (d) Concession Agreement. All of CSIL's right, title and interest in and to the Concession Agreement;


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                  (e) Assigned Contracts. All of CSIL's right, title and
         interest in and to all of the leases, licenses, service, supply, concession, advertising, sponsorship, and maintenance contracts, agreements with governmental authorities and other material contracts related to the Business or to which CSIL is a party (collectively, the "Material Contracts") as more particularly described and set forth on
         Schedule 1.1(e);

                  (f) Intellectual Property. All of CSIL's right, title and interest in and to, and any goodwill developed through the use of, the trade names, licenses and other intellectual property used in the conduct of the Business, as more particularly described on Schedule 1.1(f) hereto;

                  (g) Cash and Accounts Receivables. All of CSIL's rights and interests in and to its bank accounts, cash and cash equivalents, and accounts and notes receivable as of the date of Closing;

                  (h) Licenses and Permits. All of CSIL's interests and rights in its licenses and permits as set forth on Schedule 1.1(g) hereto including, without limitation, any liquor license, if any, issued with respect to the Coral Springs Facility;

                  (i) Deposits and Prepayments. All of CSIL's rights and interests in and to the amount of any and all deposits and prepayments made to CSIL with respect to the Customer Contracts and CSIL's rights of offset with respect to such contracts as of the date of Closing;

                  (j) Inventory. All of CSIL's right, title and interest in and to the inventory from the food and beverage or non-consumable concession operations at the Coral Springs Facility as it exists on the Closing Date (the "Inventory");

                  (k) Other Assets. All of CSIL's right, title and interest in its books and records, marketing plans and brochures, supplier lists, telephone and fax numbers, post office boxes, goodwill resulting from the Business.

                                   ARTICLE II

                       CONSIDERATION; ASSUMED LIABILITIES

         2.1 CONSIDERATION. The consideration price for the transfer of the Assets being acquired hereunder by Purchaser shall be Purchaser's agreement to pay the amounts described in Section 2.2 below.

         2.2 CSIL LIABILITIES. At the Closing, the Purchaser shall (i) pay the liabilities comprising the CSIL Debt directly to the respective creditors and in the amounts more particularly described on Exhibit "A" attached hereto, and (ii) shall deliver the Coral Springs Letter, and in return Purchaser shall receive
(x) satisfactions or other evidence satisfactory to Purchaser from such


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creditors that the amounts paid represent all amounts owed to such creditor by
CSIL and that such creditor does not own or possess any other Liens with respect to the Assets or the Business (the "Satisfactions") and (y) any other documents deemed reasonably necessary by Purchaser to accomplish the purposes of this Agreement.

         2.3 ASSUMED LIABILITIES. As of Closing, the Purchaser shall assume and agree to pay, discharge and perform when lawfully due only the obligations, duties and liabilities of CSIL with respect to the Concession Agreement, the Material Contracts set forth on Schedule 2.3 and the Customer Contracts (the "Assumed Liabilities").

         2.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the parties expressly agree that Purchaser shall not assume or otherwise become liable for any other obligations or liabilities of the Sellers, CSIL or Brisbin, including without limitation:

                  (a) any liability or obligation of the Seller, CSIL or any other person or entity, absolute or contingent, known or unknown, not expressly agreed to be assumed pursuant to the provisions of Section 2.3;

                  (b) any liability or obligation relating to income, franchise, sales, use, payroll, unemployment, withholding or documenting taxes of the Sellers or CSIL, or relating to the conduct of the Business at the Coral Springs Facility prior to the Closing Date, including any interest or penalties related thereto;

                  (c) any liability or obligation relating to any default under any of the Assumed Liabilities to the extent such default existed prior to Closing;

                  (d) any liability or obligation, whether in tort, contract or for violation of any law, statute, rule or regulation by the Sellers, CSIL, Brisbin, or any officer, director, employee or agent of the Sellers, or CSIL that arises out of or results from any act, omission, occurrence or state of facts existing prior to or following the Closing or relating to the conduct of the Business at the Coral Springs Facility prior to the Closing Date;

                  (e) any liability or obligation of the Sellers or CSIL with respect to or arising out of any employee benefit plan or any other plans or arrangements for the benefit of any employees of the Sellers, CSIL or any of their affiliated companies; and

                  (f) any liability or obligation of Seller, CSIL, or Brisbin with respect to any of the creditors listed on Exhibit "A", or to CSII (other than payment of the CSIL Debt) or arising out of the existence or operation of the CSIL limited partnership or relating to the conduct of the Business at the Coral Springs Facility prior to the Closing Date.


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                                   ARTICLE III

                                     CLOSING

         3.1 TIME AND PLACE. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of Assets (the "Closing") shall take place at 9:00 a.m. on or before January 31, 1997 (the "Closing Date"), at the offices of the Purchaser's counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree.

         3.2 DELIVERY OF ASSETS. At Closing, CSIL, and each of the Sellers shall duly execute and deliver to the Purchaser a Bill of Sale and Assignment in the form attached hereto as Exhibit B, and such other instruments of transfer of title as are necessary to transfer to the Purchaser good, insurable and marketable title to the Assets and shall deliver to the Purchaser immediate possession of the Assets. The Sellers agree to execute and deliver to the Purchaser from time to time such further and particular assignments, consents, or other instruments in writing as the Purchaser may request as appropriate or desirable to confirm its title in and to the Business and any and all of the Assets sold, conveyed and assigned to the Purchaser.

         3.3 PAYOFF OF CSIL DEBT; DELIVERY OF CORAL SPRINGS LETTER. At the Closing, the Purchaser shall (i) deliver the Coral Springs Letter and (ii) pay the CSIL Debt and in so doing, shall deliver to each of the creditors listed on Exhibit "A" payment of the respective amounts owed and in return Purchaser shall receive Satisfactions from each of such creditors.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         As a material inducement to the Sellers and Brisbin to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties:

         4.1 CORPORATE STATUS. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         4.2 CORPORATE POWER AND AUTHORITY. The Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against


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the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 NO COMMISSIONS. The Purchaser has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         4.5 LITIGATION. To the knowledge of Purchaser, there is no action, suit or proceeding pending or threatened against Purchaser at law or in equity or upon or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitration of any kind, that if adversely determined may result in any Material Adverse Change in the business, operations, prospects, properties or assets, or in the condition, financial or otherwise, of Purchaser.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLERS AND BRISBIN

         As a material inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers and Brisbin jointly and severally make the following representations and warranties to the
Purchaser:

         5.1 EXISTENCE AND STATUS. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. CSIL is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on the Business as now being conducted.

         5.2 POWER AND AUTHORITY. The Sellers have the power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The Sellers have taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Brisbin is an individual with the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Sellers and Brisbin, and constitutes the legal, valid and binding obligation of the Sellers and Brisbin, enforceable against each of the Sellers and Brisbin in accordance with its terms, except as


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the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 CAPITALIZATION. At the Closing, Iceland and IHI shall be the record and beneficial owners of all of the outstanding general and limited partnership interests of CSIL. Brisbin has a substantial financial interest in IHI and Iceland. At the Closing Date, the boards of directors and a majority of the record and beneficial owners of all of the outstanding shares of capital stock of the Sellers shall have approved the transactions herein.

         5.5 NO VIOLATION. The execution and delivery of this Agreement by the Sellers and Brisbin, the performance by the Sellers and Brisbin of their respective obligations hereunder and the consummation by the Sellers and Brisbin of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of either of the Sellers,
(ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Sellers, Brisbin or the Assets, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate any Contract (including the Concession Agreement, any Customer Contract or Material Contract) which is applicable to, binding upon or enforceable against the Sellers, Brisbin or the Assets, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Assets, or (v) except for the consent of the City to the assignment of the Concession Agreement, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any filings required to be made by the Purchaser.

         5.6 NO COMMISSIONS. The Sellers and Brisbin have not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         5.7 FINANCIAL STATEMENTS. The Sellers have delivered to the Purchaser the financial statements of CSIL, including the notes thereto compiled by an accountant employed by Iceland (collectively, the "Financial Statements"), copies of which are attached to Schedule 5.7 hereto. The balance sheets dated as of December 31, 1996 of CSIL included in the Financial Statements are referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of CSIL and the Business at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of CSIL fully and fairly reflect all transactions, properties, assets and liabilities of CSIL. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial


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Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         5.8 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet, neither CSIL nor either Seller (i) has not issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons, except in the ordinary course of business; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business and not inconsistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate; (xiv) entered into any employment agreement, except in the ordinary course of business; (xv) terminated, amended or modified any agreement; (xvi) imposed any security interest or other Lien on any of the Assets; (xvii) delayed paying any accounts payable which is due and payable; (xviii) failed to order any inventory or supplies necessary for the operation of the Business at the Coral Springs Facility; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Business; (xx) made any distributions to partners or shareholders of cash, assets or property of any type; or (xxi) agreed to do or authorized any of the foregoing.

         5.9 LIABILITIES OF CSIL. CSIL does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which could not be material in the aggregate.

         5.10 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting CSIL, either Seller, Brisbin or the Assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing.


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Except as set forth on Schedule 5.10, there are no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding or agreed to by CSIL, either Seller or Brisbin to which CSIL, either Seller or Brisbin is or was a party which have not been complied with in full or which continue to impose any material obligations on CSIL, either Seller or Brisbin or which may have a Material Adverse Effect on CSIL, either Seller, Brisbin or the Assets.

         5.11 ENVIRONMENTAL MATTERS.

                  (a) To the best knowledge of the Sellers and Brisbin, CSIL, the Sellers and the conduct of the Business is and has at all times been in compliance with all Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets. To the best knowledge of the Sellers and Brisbin, neither CSIL nor either Seller is currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. CSIL, the Sellers and the conduct of the Business are in full compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

                  (b) To the best knowledge of Sellers and Brisbin, CSIL has obtained, or caused to be obtained, and are in full compliance with, all licenses, certificates, permits, approvals and registrations (collectively, "Licenses") required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted.

                  (c) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

         5.12 REAL ESTATE. CSIL and the Sellers do not own any real property or, except for the Coral Springs Facility pursuant to the Concession Agreement, any interest therein. Schedule 5.12 sets forth a list of all leases, licenses or similar agreements including the Concession Agreement ("Leases") to which CSIL or either Seller is a party (copies of which have previously been furnished to Purchaser), in each case, setting forth (a) the lessor and lessee thereof and the date and term of each of the Leases, (b) the legal description, including street address, of each property covered thereby, and (c) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended,


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and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. As of the Closing Date, all of such Leases will be either assigned to Purchaser or, at Purchaser's option, terminated.

         5.13 GOOD TITLE, ADEQUACY AND CONDITION. CSIL has, and at Closing will have, good and marketable title to the Assets and the Sellers will have full power to sell, transfer and assign the same, free and clear of any Lien and by delivery of the Bill of Sale and Assignment as contemplated by Section 3.2, the Sellers will deliver to the Purchaser title to such Assets free and clear of any Lien. The Sellers covenant and agree that it will warrant and defend the title to the property hereby sold to the Purchaser, its successors and assigns, against the lawful claims, demands and charges of all persons whomsoever. The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business at the Coral Springs Facility in the manner in which and to the extent to which such business is currently being conducted. The Coral Springs Facility possesses all equipment necessary for the normal operation of an ice rink facility such as the Coral Springs Facility. The Assets are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable specifications and warranties, and all inventory is in good saleable condition and not obsolete. The Sellers have advised Purchaser of the existence of a deed restriction applicable to the Coral Springs Facility and Purchaser agrees that if it closes the transactions under this Agreement, it shall close subject to the deed restriction, which shall be excluded from the Sellers' representations contained herein.

         5.14 COMPLIANCE WITH LAWS. CSIL and the Sellers are and have been in compliance in all material respects with all laws, regulations and orders applicable to it, its Business and operations (as conducted by it now and in the past), the Assets, and any other properties and assets (in each case owned or used by it now or in the past). Neither CSIL and the Sellers nor any of their respective employees or agents, has made any payment of funds in connection with the Business which is prohibited by law, and no funds have been set aside to be used in connection with the Business for any payment prohibited by law. CSIL and the Sellers are not subject to any Contract, decree or injunction in which CSIL, or either Seller or Brisbin is a party which restricts the continued operation of the Business or the expansion thereof to other geographical areas, customers or suppliers, or to other lines of business.

         5.15 LABOR AND EMPLOYMENT MATTERS. Neither CSIL nor either Seller is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Sellers into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the Business. Neither Seller nor Brisbin is aware that any key employee or group of employees has any plans to terminate his or their employment with CSIL. Except as set forth on Schedule 5.15, neither CSIL nor either Seller is a party or subject to any employment agreements, noncompetition agreements, or consulting agreements.


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         5.16 EMPLOYEE BENEFIT PLANS.

                  (a) Employee Benefit Plans. Neither CSIL nor either Seller has or has maintained, and has any liability with respect to, (a) any Employee Benefit Plan (as defined below) intended to qualify under Code Section 401(a) or 403(a)(i), (b) any multiemployer plan, as defined in Section 3(37) of ERISA, or
(c) any employee pension benefit plan, as defined in Section 3(2) of ERISA.
Schedule 5.16 contains a list setting forth each employee benefit plan or arrangement of CSIL or either Seller, including but not limited to employee welfare benefit plans, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Sellers participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, if applicable, were furnished to Purchaser). With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (b) Welfare Plans. (i) Except as maybe required by applicable law, neither CSIL nor either Seller is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of CSIL or either Seller or its predecessors after termination of employment; (ii) CSIL and the Sellers have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. Except as set forth on Schedule 5.16, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (c) Other Liabilities. (i) None of the Employee Benefit Plans obligates CSIL or either Seller to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement; (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of CSIL or Sellers as of the

Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of CSIL.

         5.17 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof by CSIL and the Sellers have been timely filed, and all such Tax Returns have been prepared in compliance with all applicable laws and regulations. All Taxes due and payable by or with respect to CSIL and the Sellers have been paid and are accrued on the Current Balance Sheet or will be accrued on the books and records of CSIL as of the Closing and cash has been reserved by CSIL for the payment thereof in full when due and payable (and such taxes will be paid when due and payable). Except as set forth in Schedule 5.17 hereto: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against CSIL or the Sellers; (ii) neither CSIL nor the Sellers have consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) neither CSIL nor the Sellers have requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to CSIL and the Sellers regarding Taxes; (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of CSIL or the Sellers; CSIL and the Sellers will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under
Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date, or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (vi) neither CSIL nor either Seller have been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (vii) neither CSIL nor either Seller is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (viii) no taxing authority will claim or assess any additional Taxes against CSIL or either Seller for any period for which Tax Returns have been filed; (ix) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to CSIL or either Seller for the past three years have been furnished or made available to the Purchaser; (x) CSIL and the Sellers will not be subject to any Taxes pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law) for the period ending as of the Closing Date for any period for which a Tax Return has not been filed.

         5.18 INSURANCE. CSIL, the Assets and the conduct of the Business is covered by valid, outstanding and enforceable policies of insurance issued to CSIL or the Sellers by reputable insurers covering CSIL's properties, the Assets and the Business against risks of the nature normally insured against by corporations or partnerships in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. CSIL and the Sellers have complied with the provisions of such Insurance Policies. CSIL and the Sellers have not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.19 LICENSES AND PERMITS. CSIL and the Sellers possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for the conduct and operation of the Business, including, without limitation, a temporary certificate of occupancy for the Coral Springs Facility. All such Permits are valid and in full force and effect, CSIL and the Sellers are in compliance in all material respects with their requirements, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the transactions contemplated hereby. As of the Closing Date, the Coral Springs Facility has not been issued or received a liquor license and neither CSIL, the Sellers, the manager or any other person has sold or distributed any beer, wine or alcohol at the Coral Springs Facility. The Sellers and Brisbin represent and warrant that, to their knowledge, no condition exists which would prevent or unduly delay the issuance of the final certificate of occupancy for the Coral Springs Facility other than the completion of punch list items by the general contractor of the Coral Springs Facility and no such actions or conditions shall cause Purchaser any liability for costs in excess of the amounts specified in Exhibit A.

         5.20 CUSTOMER CONTRACTS. All of the hockey leagues, figure skating teams and other users of the Coral Springs Facility listed on the customer lists attached hereto as Schedule 1.1(c) are subject to valid and enforceable Customer Contracts. True, correct and complete copies of such contracts have been furnished by the Sellers to the Purchaser. Neither CSIL nor the Sellers have violated any of the material terms or conditions of any of the Customer Contracts, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder.

         5.21 BANK ACCOUNTS. Schedule 5.21 lists each of CSIL's account with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account, and the locations of all safe deposit boxes of CSIL and the names of all persons authorized to have access to such safe deposit boxes.

         5.22 CONCESSION AGREEMENT. Neither the Sellers nor CSIL is in breach of, nor has any event occurred including, without limitation, any act, failure to act or other event prohibited by Sections, 36.1, 36.2 or 36.3 of the Concession Agreement, which could give rise to the right by the City to terminate the Concession Agreement.

         5.23 EMPLOYEES. Schedule 5.23 lists each of CSIL's employees, full or part time, their current wages, benefits, titles, duties, and their accrued vacation or sick time, if any. As of the Closing Date, all of the employees shall have been paid in full and CSIL shall not have any accrued unpaid vacation or sick time.

         5.24 SCHEDULES. All lists or other statements, information or documents set forth in or attached to any Schedule to this Agreement shall be deemed to be part of this Agreement for purposes of the representations and warranties set forth herein, with the same force and effect as if such lists, statements, information and documents were set forth herein.

         5.25 ACCURACY OF INFORMATION FURNISHED BY SELLERS TO PURCHASER. No representation, statement or information made or furnished by Sellers to Purchaser or any of Purchaser's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by Sellers, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Sellers have provided Purchaser with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

                                   ARTICLE VI

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         6.1 CONDUCT OF BUSINESS BY THE SELLERS PENDING THE CLOSING. The Sellers and Brisbin jointly and severally covenant and agree that, between the date of this Agreement and the Closing Date, the Business shall be conducted only in, and CSIL and the Sellers shall not take any action except in, the ordinary course of its respective business, consistent with past practice. CSIL and the Sellers shall each use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations.

         6.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles VII and VIII. Brisbin shall cause the Sellers to comply with all of the covenants of the Sellers under this Agreement. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the Nasdaq Stock Market or any exchange on which the common stock of Florida Panthers Holdings, Inc. ("FPHI") is listed in connection with the transactions contemplated by this Agreement, and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         6.3 ACCESS TO INFORMATION. From the date hereof to the Closing Date, the Sellers shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford the Purchaser and the Purchaser's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to CSIL's properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by the Purchaser shall affect any representation or warranty in this Agreement.

         6.4 NOTIFICATION OF CERTAIN MATTERS. The Sellers and Brisbin shall give prompt notice to the Purchaser of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         6.5 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that the Purchaser may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case the Purchaser will consult with the Sellers prior to making such disclosure).

         6.6 NO OTHER DISCUSSIONS. The Sellers, Brisbin and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of CSIL or the Sellers (whether by merger, consolidation, sale of stock or otherwise), or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Sellers and Brisbin will immediately notify the Purchaser if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         6.7 DUE DILIGENCE INVESTIGATION. The Purchaser shall be entitled to conduct, prior to Closing, a due diligence investigation of CSIL, the Sellers, the Assets and the Business. The Sellers shall provide the Purchaser and its designated agents and consultants with access to the Business and the Assets and all books, records, documents, correspondence and other materials related thereto or to CSIL which the Purchaser, its agents and consultants require to conduct such due diligence review. If the results of the Purchaser's due diligence review are not satisfactory to the Purchaser in its sole discretion, then the Purchaser may elect not to close the transactions contemplated by this Agreement.

         6.8 TRADING IN FPHI COMMON STOCK. Except as otherwise expressly consented to by the Purchaser, from the date of this Agreement until the Closing Date, the Sellers and Brisbin (and any Affiliates thereof) will not directly or indirectly purchase or sell (including short sales) any shares of FPHI Common Stock in any transactions effected on the Nasdaq Stock Market, or otherwise.

         6.9 COVENANT NOT TO COMPETE. The Sellers and Brisbin jointly and severally agree that for the period of three (3) years immediately following the Closing Date, the Sellers and Brisbin shall not, directly or indirectly:

                  (a) alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or security holder, of any Person, engage in any business activity at any location in the United States of America, which is engaged in developing, owning, or operating ice rinks and their related facilities or the operation of the Business at the Coral Springs Facility which is directly or indirectly in competition with the Business; provided, however, that the beneficial ownership of less than five percent (5%) of any class of securities of any entity having a class of equity securities actively traded on a national securities exchange or the Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this Section, and further provided that the providing of architectural services and designs by Brisbin for professional arenas with seating capacity of at least 3,000 spectators or stadiums in the United States shall not be deemed to violate this Covenant. The provision of architectural services and/or designs by Brisbin or by Brisbin Brook Beynon, Architects (i) to any person or entity for any ice skating rinks used primarily for commercial public skating anywhere in the State of Florida, or (ii) for any person or entity that is in the business, directly or indirectly (by one or more affiliates), of developing commercial ice skating rinks anywhere in the United States, excepting rinks containing more than 3,000 spectator seats, shall be deemed to violate this Covenant;

                  (b) (i) induce, solicit or accept for or on behalf of any Person any contact, agreement, relationship or business activity which may in any manner affect or diminish in any way, the Predevelopment Rights (as defined in the Second Agreement); (ii) induce any customer acquired hereunder or any other customer of the Purchaser or any of its subsidiaries to patronize any business which is directly or indirectly in competition with the Business; (iii) canvass, solicit or accept for or on behalf of any such competitive business any customer of the Purchaser or any of its subsidiaries; or (iv) request or advise any customer of the Purchaser or any of its subsidiaries to withdraw, curtail or cancel any such customer's business with the Purchaser or any of its subsidiaries or their successors;

                  (c) employ any person who was employed by the Purchaser or any subsidiary of the Purchaser, within six months prior to the date being employed by the Sellers or Brisbin, or in any manner seek to induce any employee of the Purchaser or any of its subsidiaries to leave his or her employment; and

                  (d) in any way utilize, disclose, copy, reproduce or retain in his possession any of the proprietary rights, or records acquired by Purchaser hereunder, including, but not limited to, any Customer Lists.

The Sellers and Brisbin agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration, and are necessary to protect the Purchaser. If any provision of this Section is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or otherwise, then the parties agree that the court making such determination shall have the power to reduce the duration, area or scope of such provision, and/or to delete specific words or phrases, and in its reduced or modified form, such provision shall then be enforceable and shall be enforced. The Sellers and Brisbin further agree and acknowledge that any breach of this Section will cause irreparable injury to the Purchaser and upon any breach or threatened breach of any provision of this Section, the Purchaser shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Purchaser may have as a result of such breach, including the right to seek monetary damages.

         6.10 TERMINATION OF CONTRACTS. Prior to Closing, neither CSIL or the Sellers shall terminate or otherwise modify or amend the Concession Agreement, any of the Material Contracts or any of the Customer Contracts, without the prior written consent of Purchaser in each case.

         6.11 FILINGS. Purchaser and the Sellers shall make, on a prompt and timely basis, all governmental or regulatory notifications and filings required to be made by them for the consummation of the transactions contemplated hereby and each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law or the requirements of the SEC and the Nasdaq National Market in connection with the transactions contemplated by this Agreement.

         6.12 PUBLIC ANNOUNCEMENTS. The form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof, shall be subject to the prior approval of the parties hereto, which approval shall not be unreasonably withheld or delayed.

         6.13 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all the terms of this Agreement and the transactions contemplated hereby.

         6.14 BUSINESS LICENSES. At Closing, CSIL and/or the Sellers shall assign any and all necessary state, county and local licenses for the operation of the Business or the Coral Springs Facility that may be lawfully assigned.

         6.15 CONSENTS TO ASSIGNMENTS. Sellers shall obtain all consents and approvals required for CSIL's assignment of the Concession Agreement, the Customer Contracts and the Material Contracts and shall execute and deliver any form of assignment reasonably required and shall provide to the other parties to any such Contracts any information reasonably requested in connection with such assignment.

         6.16 CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Broward County, in any action or proceeding arising our of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Southern District of Florida (the "Federal Court"). Notwithstanding the foregoing, the Sellers, Brisbin or Purchaser may remove to the Federal Court any action in which either is a defendant. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each party irrevocable waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         6.17 POSITIVE NET WORTH. The Sellers and Brisbin covenant and agree that, at the Closing, following the payment of the CSIL Debt by Purchaser, CSIL shall have a positive net worth, i.e. CSIL's current assets shall equal or exceed its current liabilities and the current liabilities of the Business at the Coral Springs Facility.

                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Purchaser:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Sellers and Brisbin contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Sellers and Brisbin shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the Sellers and Brisbin shall have delivered to the Purchaser a certificate, dated as of the Closing Date, duly signed (in the case of the Sellers, by its respective President), certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change of CSIL or the Sellers, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect CSIL's Assets, or the Business, and (iii) none of the Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage), and there shall have been delivered to the Purchaser a certificate to that effect, dated the Closing Date and signed by or on behalf of the Sellers and Brisbin.

         7.3 CORPORATE CERTIFICATE. The Sellers shall have delivered to the Purchaser (i) copies of its articles of incorporation and bylaws as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by their respective Board of Directors and shareholders and, in the case of CSIL, resolutions of all of the partners, authorizing the transactions contemplated by this Agreement, (iii) copies of CSIL's certificate of limited partnership and limited partnership agreement, and (iv) certificates of good standing issued by the Secretary of State of the State of Delaware, with respect to Sellers, and the State of Florida, with respect to CSIL, as of a date not more than ten days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Sellers as being true, correct and complete.

         7.4 DELIVERY OF ASSETS. At Closing, the Sellers and CSIL shall duly execute and deliver to the Purchaser a Bill of Sale and Assignment in the form attached hereto as Exhibit A, and such other instruments of transfer of title as are necessary to transfer to the Purchaser good, insurable and marketable title to the Assets and shall deliver to the Purchaser immediate possession of the Assets. At or before Closing, Purchaser shall have had been given the opportunity, at its option, to hire any of CSIL's employees for employment at the Coral Springs Facility.

         7.5 CONSENTS. CSIL or the Sellers shall have received the consent of the City to the assignment by CSIL of the Concession Agreement to Purchaser. The Sellers shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of CSIL or the Sellers from any person from whom such consent or waiver is required under any Contract to which CSIL or the Sellers, Brisbin or the Assets are bound (including the Customer Contracts and the Material Contracts) as of a date not more than ten days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law.

         7.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of the Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

         7.7 DUE DILIGENCE REVIEW. The Purchaser shall have had adequate opportunity to complete its due diligence review of CSIL, the Sellers, the Assets and the Business pursuant to Sections 6.3 and 6.7, and shall be satisfied with the results of such review and assessment.

         7.8 OTHER DELIVERIES. At the Closing, the Sellers and Brisbin shall have delivered to the Purchaser (i) non-compete agreements satisfactory to Purchaser by the Sellers and Brisbin that set forth their respective agreements with respect to the restrictions contained in Section 6.9; (ii) the City shall have delivered a final certificate of occupancy for the Coral Springs Facility;
(iii) a release,
waiver and hold harmless and a non-compete from Philip Kosoy, in a form satisfactory to Purchaser in its sole discretion; (iv) releases of all contractor's and materialman's liens with respect to the development of the Coral Springs Facility and any other Satisfactions from the creditors listed on Exhibit "A"; (v) from the general contractor of the Coral Springs Facility all documents normally requested by a lender under a construction loan disbursement agreement; and (vi) from City, an acknowledgment that the Concession Agreement is in good standing, no breach has occurred thereunder and no event has occurred which creates a right in City to terminate the Concession Agreement.

         7.9 ASSIGNMENT OF CSIL PARTNERSHIP INTERESTS. Iceland, IHI and CSII shall have concluded the assignment and transfer of all of CSII's general and limited partnership interests in CSIL, and Iceland and IHI shall be the holders of all of the outstanding partnership interests of CSIL and CSIL shall be the sole owner of all of the Assets and the Business, free and clear of any Liens.

         7.10 MANAGEMENT AGREEMENT. At Closing, Purchaser, Brian Brisbin and Real Ice Management, Inc. shall have entered into a management agreement for a term of one (1) year which provides for the management of the Coral Springs Facility and, at the option of Purchaser, the conduct of certain pre-development activities for Purchaser and which provides for a base management fee of $150,000 per annum and an incentive fee to be negotiated by the parties (but not to exceed the prevailing fees in the industry), non-compete terms and otherwise in a form satisfactory to Purchaser. The management agreement shall be terminable by Purchaser at any time following sixty (60) days written notice and Purchaser shall have no other obligation under the management agreement to pay a proportionate amount of base fees accrued through the date of determination.

         7.11 CROSS CONTINGENCY. All of the conditions precedent to the parties' obligations to close the transactions contemplated by the Second Agreement and that certain Asset Purchase Agreement by and between Purchaser and Brisbin Brook Beynon, Architects dated of even date herewith shall have been satisfied or waived.

                                  ARTICLE VIII

                          CONDITIONS TO THE OBLIGATIONS
                           OF THE SELLERS AND BRISBIN

         The obligations of the Sellers and Brisbin to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Sellers and Brisbin:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Purchaser shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to the Sellers and Brisbin a certificate, dated as of the Closing Date, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

         8.2 PAYMENT OF THE CSIL DEBT. At the Closing, the Purchaser shall have paid the CSIL Debt to the parties and in their respective amounts listed on Exhibit "A".

         8.3 OTHER DELIVERIES. Sellers shall have obtained (i) an assignment by CSII of its general and limited partnership interests in CSIL to IHI, (ii) the City of Coral Springs shall have consented to the assignment of the Concession Agreement to Purchaser and (iii) the City shall have released the Completion Guaranty.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 AGREEMENT BY SELLERS AND BRISBIN TO INDEMNIFY. The Sellers and Brisbin jointly and severally agree to indemnify and hold the Purchaser harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Purchaser (collectively, "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by the Sellers or Brisbin in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Sellers or Brisbin in this Agreement, (iii) any inaccuracy in any certificate delivered by the Sellers or Brisbin pursuant to this Agreement, (iv) CSIL's ownership of the Assets or operation of the Business prior to Closing. Without limiting the generality of the foregoing with respect to the measurement of Indemnifiable Damages, Purchaser shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Sellers and Brisbin hereunder been true and correct.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Sellers and Brisbin in this Agreement or pursuant hereto shall survive the Closing of the transactions contemplated hereby. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         9.3 SELLERS' AND BRISBIN'S INDEMNIFICATION OBLIGATIONS.

                  (a) The Purchaser shall give written notice to the Sellers and Brisbin of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which the Purchaser claims to have sustained by reason thereof, and (ii) the basis of the claim therefor;

                  (b) Purchaser shall have the right to set off any claim for indemnity against any Held Back Shares held pursuant to that certain Asset Purchase Agreement, by and between Purchaser and Brisbin of even date herewith (the "Second Agreement") such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                  (c) If, prior to the expiration of the Notice of Contest Period, the Sellers and Brisbin shall notify the Purchaser in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then the Purchaser may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Seller, one appointed by the Purchaser and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The costs of such arbitration shall be equally born by Purchaser, on the one hand, and the Sellers and Brisbin, on the other hand. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties; and

                  (d) For purposes of any set off described under this Section, the Held Back Shares shall be valued at the Average Closing Sale Price. Not more than once prior to the one year anniversary of the Closing Date, the Sellers may instruct the Purchaser to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by the Purchaser pursuant to any claim hereunder. Purchaser shall not be liable for any loss or damage incurred by Sellers arising from any delay in the sale of such Held Back Shares following Seller's instruction to sell the Held Back Shares.

         9.4 NO BAR. If the Held Back Shares are insufficient to set off any claim for any Indemnifiable Damages hereunder (or have been delivered to the Sellers prior to the making or resolution of such claim), then the Purchaser may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

                                    ARTICLE X

                                   DEFINITIONS

         10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Concession Contract" shall have the meaning given such term in Recital B hereof.

                  "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         10.2 OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by the Purchaser in the event of a material breach by the Sellers or Brisbin of any provision of this Agreement; or

                  (c) by the Purchaser or the Sellers if the Closing shall not have occurred by January 31, 1997.

         11.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered (and deemed received if delivered) by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO THE PURCHASER:

                           Florida Panthers Ice Ventures, Inc.
                           100 N.E. Third Avenue, 2nd Floor
                           Ft. Lauderdale, FL  33301
                           Attn: Steven M. Dauria
                           Telecopy:  (954) 627-5080

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           SunTrust International Center
                           One S.E. Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attention: Edward L. Ristaino, Esq.
                           Telecopy: (305) 374-5095

                  (b)      IF TO ANY OF THE SELLERS OR BRISBIN:

                           Iceland (Coral Springs), Inc.
                           Iceland Holdings, Inc.
                           Brian Brisbin
                           14 Duncan Street, 3rd Floor
                           Toronto, Canada  M5H 3G8
                           Telecopy: (416) 591-9087
                           Attention: Brian Brisbin

                           WITH A COPY TO:

                           Shutts & Bowen
                           201 South Biscayne Boulevard
                           Miami, FL 33131
                           Attention: Joseph Bolton, Esq.
                           Telecopy: (305) 381-9982

         12.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         12.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The parties hereto agree that any and all taxes or any other expenses incurred by the parties in connection with the closing of the transactions shall be borne equally by the parties.

         12.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Sellers or Brisbin without the prior written consent of the Purchaser.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         12.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        FLORIDA PANTHERS ICE VENTURES, INC.,
                                        a Florida corporation


                                        By:  /s/William M. Pierce
                                           -------------------------------------
                                           Name:  William M. Pierce
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                        ICELAND HOLDINGS, INC., a Delaware
                                        corporation


                                        By:  /s/ Brian Brisbin
                                           -------------------------------------
                                           Name: Brian Brisbin
                                                --------------------------------
                                           Title: President
                                                 -------------------------------

                                        ICELAND (CORAL SPRINGS) CORP., a
                                        Delaware corporation


                                        By:  /s/ Brian Brisbin
                                           -------------------------------------
                                           Name: Brian Brisbin
                                                --------------------------------
                                           Title: President
                                                 -------------------------------


                                          /s/ Brian Brisbin
                                        ----------------------------------------
                                        BRIAN BRISBIN, individually